UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2022
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 26, 2022, Patrick J. Ward was appointed to the Company’s Board of Directors and as a member of the Audit Committee. Mr. Ward joined the Board as an independent director. There is no arrangement or understanding between Mr. Ward and any other person pursuant to which Mr. Ward was appointed as a director. Furthermore, Mr. Ward has no related-party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K and there are no financial, organizational, or familial affiliations between Mr. Ward and the Company. The Board has also determined that Mr. Ward qualifies as an “audit committee financial expert” as that term is defined by the applicable Securities and Exchange Commission regulations and the Nasdaq listing rules.

Pursuant to the Company’s non-management directors’ compensation programs, Mr. Ward will be entitled to receive: (i) annual cash compensation of $105,000, payable quarterly in arrears, for services rendered as a director and member of the Audit Committee; (ii) a pro-rated share of the annual restricted stock unit award received by our non-management directors following the last annual general meeting; and (iii) an annual restricted stock unit award following each annual general meeting of shareholders having an aggregate fair market value of $185,000. The foregoing description of the Company’s non-management directors’ compensation program is qualified by reference to the description included in the definitive proxy statement for the Company’s 2021 Annual General Meeting, which was filed with the Securities and Exchange Commission on June 26, 2021.

The Company’s Constitution provides that, subject to the Singapore Companies Act, every director shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by such person in the execution and discharge of such person’s duties or in relation thereto. Our directors are covered by indemnification agreements with the Company and a wholly-owned subsidiary which provide for indemnification to the maximum extent permitted by applicable law. The Company has also obtained a policy of directors’ and officers’ liability insurance that will insure directors against the costs of defense, settlements and judgments in connection with proceedings in which our directors are involved by reason of having served as directors or agents of the Company.

On January 27, 2022, the Company issued a press release announcing the appointment of Mr. Ward, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
99.1	Press release, dated January 27, 2022, issued by Flex Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: January 27, 2022

	By:	/s/ Paul R. Lundstrom
		Name: Title:	Paul R. Lundstrom Chief Financial Officer

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